EXHIBIT 99.3

News Release

Investor Contact	Media Contact
Ed Wilhelm	Anne Roman
(734) 477-4245	(734) 477-1392

Borders Group Reports Final Third Quarter 2004 Results

Management Reaffirms Fourth Quarter EPS Guidance of $1.55 to $1.62

Ann Arbor, Mich., Nov. 16, 2004--Borders Group Inc. (NYSE: BGP) today reported results for the fiscal third quarter of 2004, which ended Oct. 24. On a consolidated basis, the company recorded a loss of $0.02 per share, which compares to $0.01 consolidated earnings per share for the same period one year ago. Borders Group consolidated sales for the third quarter were $833.3 million, representing an increase of 3.1% over third quarter 2003.

Comparable store sales for Borders superstores declined by 1.6% and declined by 4.1% at Waldenbooks. Total sales in the company’s International segment grew to $118.6 million, which represents a 25.2% increase over the prior year.

“The decline in third quarter same store sales was driven by sluggish store traffic and a slowdown in sales of bestsellers,” said Borders Group Chief Executive Officer Greg Josefowicz. “As we enter the critical holiday period, we are working hard across all businesses to drive traffic and average ticket.”

Consolidated Results—Q3 2004

•	Consolidated sales totaled $833.3 million, which is up 3.1% from a year ago, driven by new store growth in the Borders superstore and International segments.
•	Borders Group recorded a net loss of $1.5 million, which compares to net income of $0.5 million a year ago.
•	Gross margin as a percent of sales was flat with the same period last year at 25.5% while SG&A as a percent of sales increased to 25.3% from 24.9%.
•	The company’s investment in inventory increased by 3.8% compared to last year, while consolidated sales increased by 3.1% and total square footage increased by 2%.

-more-

Borders Group Q3 2004--2

•	The company’s financial position remains strong. Debt net of cash was $47.2 million, compared to $77.0 million a year ago.
•	The company repurchased 1.6 million shares of its common stock, totaling $36.2 million during the third quarter and fourth quarter to date. On a year-to-date basis, Borders Group has repurchased 5.5 million shares totaling $127.9 million.

Borders Superstores—Q3 2004

•	Segment sales totaled $564.1 million, which is up 2.2% over the same period last year due to new store growth.
•	Net income, at $8.3 million, was up from $7.4 million a year ago.
•	Books, on a same store sales basis, performed slightly better than the total Borders comparable store sales result while multimedia (music and DVD combined) sales were under the total.
•	Borders opened nine new domestic superstores, and as of the end of the third quarter, operates 459 total domestic Borders superstores.

International—Q3 2004

•	Total sales increased by 25.2% to $118.6 million, driven by new store growth, comparable store sales increases and favorable currency exchange rates. Excluding the impact of foreign currency translation, total International sales would have increased 15.3%.
•	Net loss in the segment was $2.1 million, which is flat with the same period a year ago.
•	At the close of the third quarter, Borders operates a total of 39 overseas Borders superstores and 36 Books etc. stores in the U.K.
•	Results for Paperchase Products Limited (Paperchase), which was acquired by Borders Group in the second quarter of 2004, are included in the International segment results. As expected, the impact on earnings of Paperchase was slightly dilutive in the third quarter.

Waldenbooks—Q3 2004

•	Waldenbooks generated sales of $150.6 million, which is down from $161.5 million for the same period one year ago. Total store square footage is down from a year ago by 6.6% due to store closures.
•	Net loss for the segment was $1.1 million compared to net income of $0.7 million a year ago.

-more-

Borders Group Q3 2004--3

Q4 2004 Outlook

•	Comparable stores sales at Borders are expected to be flat to declining in the low single digits.
•	Waldenbooks’ comparable store sales are expected to decline in the low single digits.
•	Total International segment sales, including Paperchase, are expected to increase by approximately 25% for the period over a year ago.
•	Management projects consolidated earnings for the fourth quarter to range from $1.55 to $1.62 per share. This compares to consolidated earnings per share of $1.50 for the same period last year.
•	Fourth quarter earnings per share estimates include the impact of non-operating adjustments projected to be an after-tax charge of $0.04 to $0.06 per share.

Full-Year 2004 Outlook

•	Management expects full-year 2004 earnings per share to range from $1.65 to $1.72 based on an updated weighted average share count projection.
•	Comparable store sales for Borders superstores are expected to be flat to down slightly.
•	Waldenbooks’ comparable store sales are expected to decline in the low single digits.
•	Total sales for the International segment, including Paperchase, are expected to increase by 20% to 25% over 2003.
•	Full-year earnings per share estimates include the impact of non-operating adjustments projected to be an after-tax charge of $0.04 to $0.06 per share.

Next Financial Release/Conference Call

Borders Group will issue a post-holiday sales recap in mid January. Final fourth quarter 2004 results will be released after market close March 10 with a conference call to follow March 11 at 8 a.m. Eastern.

About Borders Group

Headquartered in Ann Arbor, Mich., Borders Group is a leading global retailer of books, music and movies with more than 1,200 stores worldwide. More detailed information on the company is available at www.bordersgroupinc.com.

Safe Harbor Statement

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. One can identify these forward-looking statements by the use of words such as “projected,” “expected,” “estimates,” “look,” “continuing,” “plans,” “guidance,” “will,” “may,” “intends,” “anticipates,” and other words of similar meaning. One can also identify them by the fact that they do not relate strictly to historical or current facts. These statements are likely to address matters such as the company’s future financial performance (including sales and earnings guidance), its plans relating to store openings and closings and its intentions with respect to dividend payments and share repurchases. These statements are subject to risks and uncertainties that could cause actual results and plans to differ materially from those included in the company’s forward-looking statements.

-more-

Borders Group Q3 2004--4

These risks and uncertainties include, but are not limited to, consumer demand for the company’s products, particularly during the holiday season, which is believed to be related to general economic and geopolitical conditions, weather, and other factors; changes in accounting rules; asset impairments relating to under-performing stores or other unusual items; an unexpected increase in competition; uninsured losses from risks such as terrorism, earthquakes, or floods for which no, or limited, insurance coverage is maintained; higher than anticipated interest costs; energy disruptions, shortages or higher than anticipated energy costs; adverse litigation expenses or results; unanticipated work stoppages or increased labor costs; higher than anticipated merchandise or occupancy costs; the performance of the company’s strategic initiatives, including international expansion; the stability and capacity of the company’s information systems; and changes in foreign currency exchange rates.

Exhibit 99.1 to the company’s Form 10-Q for the fiscal quarter ended July 25, 2004 filed with the Securities and Exchange Commission sets forth a more detailed discussion of these and other risk factors that could cause actual results and plans to differ materially from those included in the forward-looking statements, and that discussion is incorporated herein by reference. The company does not undertake any obligation to update forward-looking statements.

###

Borders Group, Inc. Financial Statements
(dollars in millions, except per share amounts)

Sales and Earnings Summary

	Quarter Ended October 24, 2004			Quarter Ended October 26, 2003
	Operating	Adjustments	GAAP	Operating	Adjustments	GAAP
	Basis (1)	(1)	Basis	Basis (2)	(2)	Basis

Borders	$564.1	$-	$564.1	$551.7	$-	$551.7
Waldenbooks	150.6	-	150.6	161.5	-	161.5
International	118.6	-	118.6	94.7	-	94.7
Total sales	833.3	-	833.3	807.9	-	807.9
Other revenue (3)	5.3	-	5.3	9.2	-	9.2
Total revenue	838.6	-	838.6	817.1	-	817.1
Cost of goods sold, including occupancy costs	626.0	0.1	626.1	611.1	(0.1)	611.0
Inventory writedowns	-	0.1	0.1	-	-	-
Gross margin	212.6	(0.2)	212.4	206.0	0.1	206.1
Selling, general and administrative expenses	210.5	0.3	210.8	201.4	-	201.4
Pre-opening expense	1.7	-	1.7	2.6	(0.3)	2.3
Asset impairments and other writedowns	-	0.2	0.2	-	(0.6)	(0.6)
Operating income (loss)	0.4	(0.7)	(0.3)	2.0	1.0	3.0
Interest expense	2.2	-	2.2	2.2	-	2.2
Income (loss) before income taxes	(1.8)	(0.7)	(2.5)	(0.2)	1.0	0.8
Income tax provision (benefit)	(0.7)	(0.3)	(1.0)	(0.1)	0.4	0.3
Net income (loss)	$(1.1)	$(0.4)	$(1.5)	$(0.1)	$(0.6)	$0.5

Basic EPS	$(0.01)	$(0.01)	$(0.02)
Basic Weighted avg. common shares	76.5	76.5	76.5

Diluted EPS				$-	$0.01	$0.01
Diluted Weighted avg. common shares				79.0	79.0	79.0

Comparable Store Sales
Borders	(1.6% )			1.5%
Waldenbooks	(4.1% )			1.3%

Sales and Earnings Summary (As a Percentage of Total Sales)

	Quarter Ended October 24, 2004			Quarter Ended October 26, 2003
	Operating	Adjustments	GAAP	Operating	Adjustments	GAAP
	Basis (1)	(1)	Basis	Basis (2)	(2)	Basis

Borders	67.7%	-%	67.7%	68.3%	-%	68.3%
Waldenbooks	18.1	-	18.1	20.0	-	20.0
International	14.2	-	14.2	11.7	-	11.7
Total sales	100.0	-	100.0	100.0	-	100.0
Other revenue (3)	0.6	-	0.6	1.1	-	1.1
Total revenue	100.6	-	100.6	101.1	-	1001.1
Cost of goods sold, including occupancy costs	75.1	-	75.1	75.6	-	75.6
Inventory writedowns	-	-	-	-	-	-
Gross margin	25.5	-	25.5	25.5	-	25.5
Selling, general and administrative expenses	25.3	-	25.3	24.9	-	24.9
Pre-opening expense	0.2	-	0.2	0.3	-	0.3
Asset impairments and other writedowns	-	-	-	-	(0.1)	(0.1)
Operating income (loss)	-	-	-	0.3	0.1	0.4
Interest expense	0.3	-	0.3	0.3	-	0.3
Income (loss) before income taxes	(0.3)	-	(0.3)	-	0.1	0.1
Income tax provision (benefit)	(0.1)	-	(0.1)	-	-	-
Net income (loss)	(0.2)%	-%	(0.2)%	-%	0.1%	0.1%

(1) Results from fiscal 2004 were impacted by a number of non-operating items primarily consisting of store closure costs and disposals of fixed assets resulting from the remodel program. Therefore, solely for analytical purposes and as an aid to better understand underlying trends, operating basis data are presented excluding these items.

(2) Results from fiscal 2003 were impacted by a number of non-operating items, primarily consisting of an insurance reimbursement related to the loss of the Borders store at the World Trade Center. Partially offsetting the reimbursement are store closure costs of certain under-performing stores. Therefore, solely for analytical purposes and as an aid to better understand underlying trends, Operating Basis data are presented excluding these items.

(3) Other revenues include gross income received primarily from the Waldenbooks Preferred Reader membership program.

Certain reclassifications were made to conform to current year presentation.

Borders Group, Inc. Financial Statements
(dollars in millions, except per share amounts)

Sales and Earnings Summary

	Nine Months Ended October 24, 2004			Nine Months Ended October 26, 2003
	Operating	Adjustments	GAAP	Operating	Adjustments	GAAP
	Basis (1)	(1)	Basis	Basis (2)	(2)	Basis

Borders	$1,734.2	$-	$1,734.2	$1,643.2	$-	$1,643.2
Waldenbooks	451.4	-	451.4	480.5	-	480.5
International	325.6	-	325.6	262.5	-	262.5
Total sales	2,511.2	-	2,511.2	2,386.2	-	2,386.2
Other revenue (3)	18.9	-	18.9	23.9	-	23.9
Total revenue	2,530.1	-	2,530.1	2,410.1	-	2,410.1
Cost of goods sold, including occupancy costs	1,882.1	1.0	1,883.1	1,801.5	0.4	1,801.9
Inventory writedowns	-	0.2	0.2	-	0.5	0.5
Gross margin	648.0	(1.2)	646.8	608.6	(0.9)	607.7
Selling, general and administrative expenses	621.7	(1.4)	620.3	594.9	-	594.9
Pre-opening expense	3.7	(0.3)	3.4	5.8	(0.3)	5.5
Asset impairments and other writedowns	-	0.8	0.8	-	-	-
Operating income (loss)	22.6	(0.3)	22.3	7.9	(0.6)	7.3
Interest expense	6.5	-	6.5	7.0	-	7.0
Income (loss) before income taxes	16.1	(0.3)	15.8	0.9	(0.6)	0.3
Income tax provision (benefit)	5.9	(0.1)	5.8	0.3	(0.2)	0.1
Net income (loss)	$10.2	$(0.2)	$10.0	$0.6	$(0.4)	$0.2

Diluted EPS	$0.13	$-	$0.13	$0.01	$(0.01)	$-
Diluted Weighted avg. common shares	78.6	78.6	78.6	78.8	78.8	78.8

Comparable Store Sales
Borders	0.7%			(0.6% )
Waldenbooks	(2.2% )			(1.3% )

Sales and Earnings Summary (As a Percentage of Total Sales)

	Nine Months Ended October 24, 2004			Nine Months Ended October 26, 2003
	Operating	Adjustments	GAAP	Operating	Adjustments	GAAP
	Basis (1)	(1)	Basis	Basis (2)	(2)	Basis

Borders	69.0%	-%	69.0%	68.9%	-%	68.9%
Waldenbooks	18.0	-	18.0	20.1	-	20.1
International	13.0	-	13.0	11.0	-	11.0
Total sales	100.0	-	100.0	100.0	-	100.0
Other revenue (3)	0.8	-	0.8	1.0	-	1.0
Total revenue	100.8	-	100.8	101.0	-	101.0
Cost of goods sold, including occupancy costs	75.0	-	75.0	75.5	-	75.5
Inventory writedowns	-	-	-	-	-	-
Gross margin	25.8	-	25.8	25.5	-	25.5
Selling, general and administrative expenses	24.8	-	24.8	25.0	-	25.0
Pre-opening expense	0.1	-	0.1	0.2	-	0.2
Asset impairments and other writedowns	-	-	-	-	-	-
Operating income (loss)	0.9	-	0.9	0.3	-	0.3
Interest expense	0.3	-	0.3	0.3	-	0.3
Income (loss) before income taxes	0.6	-	0.6	-	-	-
Income tax provision (benefit)	0.2	-	0.2	-	-	-
Net income (loss)	0.4%	-%	0.4%	-%	-%	-%

(1) Results from fiscal 2004 were impacted by a number of non-operating items primarily consisting of store closure costs and disposals of fixed assets resulting from the remodel program. Partially offsetting these costs is income resulting from the deconsolidation of certain variable interest entities pursuant to the provisions of FIN 46. Therefore, solely for analytical purposes and as an aid to better understand underlying trends, operating basis data are presented excluding these items.

(2) Results from fiscal 2003 were impacted by a number of non-operating items, primarily consisting of store closure costs of certain under-performing stores. Partially offsetting these costs is an insurance reimbursement related to the loss of the Borders store at the Word Trade Center. Therefore, solely for analytical purposes and as an aid to better understand underlying trends, operating basis data are presented excluding these items.

(3) Other revenues include gross income received primarily from the Waldenbooks Preferred Reader membership program.

Certain reclassifications were made to conform to current year presentation.

Borders Group, Inc. Financial Statements
(dollars in millions)

Condensed Consolidated Balance Sheets

	October 24,	October 26,	January 25,
	2004	2003	2004
Assets
Cash and cash equivalents	$145.8	$110.6	$378.8
Inventory	1,533.5	1,478.0	1,235.6
Other current assets	89.0	72.9	98.3
Property and equipment, net	543.4	563.2	577.7
Other assets and deferred charges	87.9	86.1	71.5
Goodwill	123.4	99.7	104.3
Total assets	$2,523.0	$2,410.5	$2,466.2

Liabilities, Minority Interest and Stockholders' Equity
Short-term borrowings and current portion of long-term debt	$136.7	$136.9	$141.2
Accounts payable	829.3	801.1	595.9
Other current liabilities	319.5	295.8	427.0
Long-term debt	56.3	50.7	57.2
Long-term capital lease obligations	-	12.9	-
Other long-term liabilities	100.3	86.8	90.2
Total liabilities	1,442.1	1,384.2	1,311.5
Minority interest	1.4	-	1.7
Total stockholders' equity	1,079.5	1,026.3	1,153.0
Total liabilities, minority interest and stockholders' equity	$2,523.0	$2,410.5	$2,466.2

Store Activity Summary

	Quarter Ended		Nine Months Ended
	October 24,	October 26,	October 24,	October 26,
	2004	2003	2004	2003
Borders Superstores
Beginning number of stores	450	420	445	404
Openings	9	16	15	32
Closings	-	-	(1)	-

Ending number of stores	459	436	459	436

Ending square footage (in millions)	11.6	11.1	11.6	11.1

Waldenbooks Stores
Beginning number of stores	711	759	716	778
Openings	1	-	3	4
Closings	(2)	(9)	(9)	(32)

Ending number of stores	710	750	710	750

Ending square footage (in millions)	2.8	3.0	2.8	3.0

Borders International Stores
Beginning number of stores	37	35	37	30
Openings	2	2	2	7

Ending number of stores	39	37	39	37

Ending square footage (in millions)	1.0	1.0	1.0	1.0

Books, etc International Stores
Beginning number of stores	36	35	36	37
Openings	-	1	1	1
Closings	-	-	(1)	(2)

Ending number of stores	36	36	36	36

Ending square footage (in millions)	0.2	0.2	0.2	0.2

Borders Group, Inc. Segment Financial Information
(dollars in millions, except per share amounts)

	Quarter Ended October 24, 2004			Quarter Ended October 26, 2003
	Operating	Adjustments	GAAP	Operating	Adjustments	GAAP
	Basis (2)	(2)	Basis	Basis (3)	(3)	Basis

Borders
Sales	$564.1	$-	$564.1	$551.7	$-	$551.7
EBITDA (1)	29.8	(0.3)	29.5	28.1	1.5	29.6
Depreciation expense	17.1	-	17.1	17.7	-	17.7
Interest income	(1.1)	-	(1.1)	(0.1)	-	(0.1)
Income taxes	5.3	(0.1)	5.2	4.0	0.6	4.6
Net income	8.5	(0.2)	8.3	6.5	0.9	7.4
Net income per share	$0.11	$-	$0.11	$0.08	$0.01	$0.09

Waldenbooks
Sales	$150.6	$-	$150.6	$161.5	$-	$161.5
EBITDA (1)	(8.2)	(0.3)	(8.5)	(4.1)	(0.5)	(4.6)
Depreciation expense	3.6	-	3.6	4.0	-	4.0
Interest income	(10.2)	-	(10.2)	(9.7)	-	(9.7)
Income taxes	(0.7)	(0.1)	(0.8)	0.6	(0.2)	0.4
Net income (loss)	(0.9)	(0.2)	(1.1)	1.0	(0.3)	0.7
Net income (loss) per share	$-	$(0.01)	$(0.01)	$0.01	$-	$0.01

International
Sales	$118.6	$-	$118.6	$94.7	$-	$94.7
EBITDA (1)	4.8	(0.1)	4.7	3.9	-	3.9
Depreciation expense	3.7	-	3.7	3.0	-	3.0
Interest expense	4.9	-	4.9	4.7	-	4.7
Income taxes	(1.7)	(0.1)	(1.8)	(1.7)	-	(1.7)
Net loss	(2.1)	-	(2.1)	(2.1)	-	(2.1)
Net loss per share	$(0.03)	$-	$(0.03)	$(0.02)	$-	$(0.02)

Corporate (4)
EBITDA (1)	$(1.6)	$-	$(1.6)	$(1.2)	$-	$(1.2)
Interest expense	8.6	-	8.6	7.3	-	7.3
Income taxes	(3.6)	-	(3.6)	(3.0)	-	(3.0)
Net loss	(6.6)	-	(6.6)	(5.5)	-	(5.5)
Net loss per share	$(0.09)	$-	$(0.09)	$(0.07)	$-	$(0.07)

Consolidated
Sales	$833.3	$-	$833.3	$807.9	$-	$807.9
EBITDA (1)	24.8	(0.7)	24.1	26.7	1.0	27.7
Depreciation expense	24.4	-	24.4	24.7	-	24.7
Interest expense	2.2	-	2.2	2.2	-	2.2
Income taxes	(0.7)	(0.3)	(1.0)	(0.1)	0.4	0.3
Net income (loss)	(1.1)	(0.4)	(1.5)	(0.1)	0.6	0.5
Net income (loss) per share	$(0.01)	$(0.01)	$(0.02)	$-	$0.01	$0.01

(1) EBITDA is operating income (loss) before depreciation. EBITDA is not a Generally Accepted Accounting Principles (GAAP) measurement, but is being included, as we believe it is a commonly used measure of operating performance in the retail industry. EBITDA is provided to enhance an investor’s understanding of our operating results. It should not be construed as an alternative to operating income (loss) as an indicator of operating performance or as an alternative to cash flows from operating activities as a measure of liquidity as determined in accordance with GAAP. All companies do not calculate EBITDA in the same manner. As a result, EBITDA as reported may not be comparable to EBITDA as reported by other companies.

(2) Results from fiscal 2004 were impacted by a number of non-operating items, primarily consisting of store closure costs and disposals of fixed assets resulting from the remodel program. Therefore, solely for analytical purposes and as an aid to better understand underlying trends, operating basis data are presented excluding these items.

(3) Results from fiscal 2003 were impacted by a number of non-operating items, primarily consisting of an insurance reimbursement related to the loss of the Borders store at the World Trade Center. Partially offsetting the reimbursement are store closure costs of certain under-performing stores. Therefore, solely for analytical purposes and as an aid to better understand underlying trends, Operating Basis data are presented excluding these items.

(4) The Corporate segment includes interest expense, various corporate governance costs and corporate incentive costs.

Borders Group, Inc. Segment Financial Information
(dollars in millions, except per share amounts)

	Nine Months Ended October 24, 2004			Nine Months Ended October 26, 2003
	Operating	Adjustments	GAAP	Operating	Adjustments	GAAP
	Basis (2)	(2)	Basis	Basis (3)	(3)	Basis

Borders
Sales	$1,734.2	$-	$1,734.2	$1,643.2	$-	$1,643.2
EBITDA (1)	102.0	2.1	104.1	86.9	1.1	88.0
Depreciation expense	51.2	-	51.2	52.4	-	52.4
Interest income	(4.0)	-	(4.0)	(1.4)	-	(1.4)
Income taxes	21.2	0.8	22.0	13.8	0.4	14.2
Net income	33.6	1.3	34.9	22.1	0.7	22.8
Net income per share	$0.43	$0.02	$0.45	$0.28	$0.01	$0.29

Waldenbooks
Sales	$451.4	$-	$451.4	$480.5	$-	$480.5
EBITDA (1)	(13.9)	(1.0)	(14.9)	(8.4)	(1.7)	(10.1)
Depreciation expense	10.5	-	10.5	12.1	-	12.1
Interest income	(31.0)	-	(31.0)	(28.3)	-	(28.3)
Income taxes	2.6	(0.4)	2.2	2.9	(0.6)	2.3
Net income	4.0	(0.6)	3.4	4.9	(1.1)	3.8
Net income per share	$0.05	$(0.01)	$0.04	$0.06	$(0.02)	$0.04

International
Sales	$325.6	$-	$325.6	$262.5	$-	$262.5
EBITDA (1)	11.4	(1.0)	10.4	6.1	-	6.1
Depreciation expense	10.3	-	10.3	8.8	-	8.8
Interest expense	13.9	-	13.9	14.0	-	14.0
Income taxes	(5.5)	(0.4)	(5.9)	(6.9)	-	(6.9)
Net loss	(7.3)	(0.6)	(7.9)	(9.8)	-	(9.8)
Net loss per share	$(0.09)	$(0.01)	$(0.10)	$(0.12)	$-	$(0.12)

Corporate (4)
EBITDA (1)	$(4.9)	$(0.4)	$(5.3)	$(3.4)	$-	$(3.4)
Interest expense	27.6	-	27.6	22.7	-	22.7
Income taxes	(12.4)	(0.1)	(12.5)	(9.5)	-	(9.5)
Net loss	(20.1)	(0.3)	(20.4)	(16.6)	-	(16.6)
Net loss per share	$(0.26)	$-	$(0.26)	$(0.21)	$-	$(0.21)

Consolidated
Sales	$2,511.2	$-	$2,511.2	$2,386.2	$-	$2.386.2
EBITDA (1)	94.6	(0.3)	94.3	81.2	(0.6)	80.6
Depreciation expense	72.0	-	72.0	73.3	-	73.3
Interest expense	6.5	-	6.5	7.0	-	7.0
Income taxes	5.9	(0.1)	5.8	0.3	(0.2)	0.1
Net income	10.2	(0.2)	10.0	0.6	(0.4)	0.2
Net income per share	$0.13	$-	$0.13	$0.01	$(0.01)	$-

(1) EBITDA is operating income (loss) before depreciation. EBITDA is not a Generally Accepted Accounting Principles (GAAP) measurement, but is being included, as we believe it is a commonly used measure of operating performance in the retail industry. EBITDA is provided to enhance an investor’s understanding of our operating results. It should not be construed as an alternative to operating income (loss) as an indicator of operating performance or as an alternative to cash flows from operating activities as a measure of liquidity as determined in accordance with GAAP. All companies do not calculate EBITDA in the same manner. As a result, EBITDA as reported may not be comparable to EBITDA as reported by other companies.

(2) Results from fiscal 2004 were impacted by a number of non-operating items, primarily consisting of store closure costs and disposals of fixed assets resulting from the remodel program. Partially offsetting these costs is income resulting from the deconsolidation of certain variable interest entities pursuant to the provisions of FIN 46. Therefore, solely for analytical purposes and as an aid to better understand underlying trends, operating basis data are presented excluding these items.

(3) Results from fiscal 2003 were impacted by a number of non-operating items, primarily consisting of store closure costs of certain under-performing stores. Partially offsetting these costs is an insurance reimbursement related to the loss of the Borders store at the World trade Center. Therefore, solely for analytical purposes and as an aid to better understand underlying trends, Operating Basis data are presented excluding these items.

(4) The Corporate segment includes interest expense, various corporate governance costs and corporate incentive costs.